Exhibit 10.1

TRUST AGREEMENT

This Trust Agreement (the “Agreement”) is effective as of May 14, 2017 is entered into by and between COOLISYS TECHNOLOGIES INC. (the “Beneficiary”) and RONI KOHN (the "Trustee").

WHEREAS

the parties agreed that the Trustee shall provide the Trustee Services to the Beneficiary with respect to the Trustee Assets subject to and in accordance with the terms of this Agreement (as such terms are defined herein under); and

WHEREAS

the parties agreed that the Beneficiary will have the right to cause its executive officers to use the Property from time to time during the year (but not for in excess of six (6) months in any calendar year and with advance coordination with the Trustee) while they are in Israel for business purposes;

NOW THEREFORE, the parties have agreed as follows:

1.	Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:

"Property" – all rights and title in and to that certain long-term lease from the Israel Lands Authority with respect to a property located at 14 Sheshet Hayamim Street in Zichron Yaakov, Israel.

"Purchase Agreement" – that certain purchase agreement dated May 14, 2017 between the Trustee and seller pursuant to which the Trustee purchased the Property.

"Trust Assets" - a twenty-eight percent (28%) interest in the Property.

"Trustee Services" - (i) to purchase the Trust Assets by way of executing the Purchase Agreement and complying with all the terms of the Purchase Agreement in trust and for the benefit of the Beneficiary; and (ii) to hold and manage the Trust Assets in trust and for the benefit of the Beneficiary, all the foregoing in accordance with the terms of this Agreement.

"Trust" – the provision of the Trustee Services pursuant to this Agreement.

2.	Appointment. The parties acknowledge and confirm the appointment of Trustee to act as trustee on behalf of the Beneficiary with respect to the Trustee Services.

3.	Term. The Trust will terminate upon mutual agreement of the parties.

4.

Negative Covenant. The Trustee undertakes not to sell, lease, sublease, transfer, grant, encumber, change or otherwise effect any other disposition ("Disposition") in or in respect to the Property or the Trust Assets or any part thereof without the express prior written consent of the Beneficiary.

5.	Other filings. Each party undertakes to make such filings to tax, regulatory and other governmental authorities in Israel as are required under law.

6.	Miscellaneous.

(a)

In the event that any portion of this Agreement shall be determined to be unlawful, invalid or unenforceable to any extent, such portion shall be deemed to be amended to conform with the applicable laws or regulations and the remainder of this Agreement and its application to persons or circumstances other than to those to which it is determined to be unlawful, invalid or unenforceable shall not be affected, and each remaining provision of this Agreement shall continue to have effect.

(b)

This Agreement shall be governed by and construed in accordance with the laws of the State of Israel. The parties irrevocably submit to the sole jurisdiction of the competent courts in Tel-Aviv - Jaffa, Israel in connection with any claim, controversy, or dispute arising out of or relating to this Agreement and any matter arising with respect thereto or to the parties' relationship hereunder.

(c)

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument; it being understood that parties need not sign the same counterpart. The exchange of an executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement, as an original.

(d)

The rights and obligations of each party under this Agreement may not be assigned without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(e)

All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be deemed to have been duly given (i) 2 (two) business days after they are sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth herein, (ii) upon transmission and electronic confirmation of full receipt or (if transmitted and received on a non-business day) on the first business day following the transmission and electronic confirmation of full receipt, if sent by facsimile to the facsimile number designated herein, or (iii) upon delivery to the attention of the persons listed herein, if delivered by personal delivery.

For purposes of this Agreement, the addresses of the parties shall be as follows, unless otherwise notified in writing by a party:

If to Trustee: _____________________________, with copy to _____________________________;

If to Beneficiary: _____________________________ with copy to _____________________________;

(f)

The parties shall execute and deliver such other documents and shall perform such acts as are reasonably necessary in order to carry out and give full effect to the provisions of this Agreement and to the intention of the parties hereunder.

(g)	No amendment or modification of this Agreement shall be effective or binding unless in writing and signed by the parties.

(h)

To the extent possible, this Agreement and all matters concerning the matters covered by this Agreement shall be strictly confidential. None of the parties hereto shall disclose such information to any party and may not use such information for any purpose other than the purposes set forth herein. However such information shall not include: (i) information which is publicly known or becomes publicly known without the fault of the party disclosing such information, (ii) information which is required by law or upon the advice of securities counsel to be disclosed by any of the parties hereto, or (iii) information that is determined by the Trustee to be required to be disclosed in order to fulfill its duties hereunder.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed on November 16, 2017:

TRUSTEE: /s/ Roni Kohn	BENEFICIARY: COOLISYS TECHNOLOGIES INC.
RONI KOHN	By: /s/ Milton Ault, III Name: Milton Ault, III Title: Director

4